Filed Pursuant to Rule 433
                                                         File No.: 333-132249-17


      The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

      The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                         THE SERIES 2007-3 CERTIFICATES


                                                Pass-
                           Initial Class       Through
Class                       Balance (1)         Rate          Principal Types(2)                   Interest Types(2)
------------------------   -------------    -------------     ----------------------------------   -------------------------
Offered Certificates
Class 1-A-1 ............    $420,215,000            6.000%    Super Senior, Pass-Through           Fixed Rate
Class 1-A-2 ............     $15,919,000            6.000%    Super Senior Support, Pass-Through   Fixed Rate
Class 1-A-R ............            $100            6.000%    Senior, Sequential Pay               Fixed Rate
Class 1-PO .............      $7,001,023        (5)           Senior, Ratio Strip                  Principal Only
Class 2-A-1(9) .........    $163,303,000        (6)           Super Senior, Pass-Through,          Floating Rate
                                                              Exchangeable REMIC
Class 2-A-2(9) .........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable REMIC                   Interest Only
Class 2-A-3(9) .........      $6,187,000            7.000%    Super Senior Support,                Fixed Rate
                                                              Pass-Through, Exchangeable REMIC
Class 2-A-4(9) .........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable REMIC                   Interest Only
Class 2-A-5(9) .........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable REMIC                   Interest Only
Class 2-A-6(9) .........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable REMIC                   Interest Only
Class 2-A-7(9) .........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable REMIC                   Interest Only
Class 2-A-8(9) .........    $163,303,000            7.000%    Super Senior, Pass-Through,          Fixed Rate
                                                              Exchangeable
Class 2-A-9(9) .........    $169,490,000            7.000%    Senior, Pass-Through, Exchangeable   Fixed Rate
Class 2-A-10(9) ........    $163,303,000        (6)           Super Senior, Pass-Through,          Floating Rate
                                                              Exchangeable
Class 2-A-11(9) ........    $163,303,000        (6)           Super Senior, Pass-Through,          Floating Rate
                                                              Exchangeable
Class 2-A-12(9) ........    $163,303,000        (6)           Super Senior, Pass-Through,          Floating Rate
                                                              Exchangeable
Class 2-A-13(9) ........    $163,303,000        (6)           Super Senior, Pass-Through,          Floating Rate
                                                              Exchangeable
Class 2-A-14(9) ........       (8 )             (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only

                                                                                                Initial Rating of
                                                                                                 Certificates(4)
                             Minimum        Incremental   Certificate     Final Scheduled      -------------------
Class                      Denomination    Denomination      Form       Distribution Date(3)   Fitch   S&P    DBRS
------------------------   ------------   -------------   -----------   --------------------   -----   ----   ----
Offered Certificates
Class 1-A-1 ............         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA
Class 1-A-2 ............         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA
Class 1-A-R ............           $100             N/A   Definitive     September 25, 2037     AAA    AAA    AAA
Class 1-PO .............        $25,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA
Class 2-A-1(9) .........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-2(9) .........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-3(9) .........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-4(9) .........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-5(9) .........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-6(9) .........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-7(9) .........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-8(9) .........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-9(9) .........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA
Class 2-A-10(9) ........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-11(9) ........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-12(9) ........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-13(9) ........         $1,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-14(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA



                                                Pass-
                           Initial Class       Through
Class                       Balance (1)         Rate          Principal Types(2)                   Interest Types(2)
------------------------   -------------    -------------     ----------------------------------   -------------------------
Class 2-A-15(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-16(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-17(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-18(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-19(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-20(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-21(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-22(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-A-23(9) ........       (8)              (6)           Senior, Notional Amount,             Inverse Floating Rate,
                                                              Exchangeable                         Interest Only
Class 2-IO .............       (8)                  7.000%    Senior, Notional Amount              Fixed Rate, Interest Only
Class B-1 ..............     $10,492,000        (7)           Subordinated                         Variable Rate
Class B-2 ..............      $4,451,000        (7)           Subordinated                         Variable Rate
Class B-3 ..............      $2,543,000        (7)           Subordinated                         Variable Rate

Non-Offered Certificates
Class B-4 ..............      $2,543,000        (7)           Subordinated                         Variable Rate
Class B-5 ..............      $1,908,000        (7)           Subordinated                         Variable Rate
Class B-6 ..............      $1,272,098        (7)           Subordinated                         Variable Rate
                                                                                                Initial Rating of
                                                                                                 Certificates(4)
                             Minimum        Incremental   Certificate     Final Scheduled      -------------------
Class                      Denomination    Denomination      Form       Distribution Date(3)   Fitch   S&P    DBRS
------------------------   ------------   -------------   -----------   --------------------   -----   ----   ----
Class 2-A-15(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-16(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-17(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-18(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-19(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-20(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-21(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-22(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-A-23(9) ........     $1,000,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA

Class 2-IO .............       $100,000              $1   Book-Entry     September 25, 2037     AAA    AAA    AAA
Class B-1 ..............        $25,000              $1   Book-Entry     September 25, 2037    None     AA     AA
Class B-2 ..............        $25,000              $1   Book-Entry     September 25, 2037    None     A      A
Class B-3 ..............        $25,000              $1   Book-Entry     September 25, 2037    None    BBB    BBB

Non-Offered Certificates
Class B-4 ..............       N/A                  N/A       N/A               N/A            None     BB     BB
Class B-5 ..............       N/A                  N/A       N/A               N/A            None     B      B
Class B-6 ..............       N/A                  N/A       N/A               N/A            None    None   None

----------

(1) Approximate. The initial class balance of the offered certificates may vary by a total of plus or minus 5%. The initial class balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial class balance of such class. The maximum initial class balance of a class of exchangeable REMIC Certificates represents the initial class balance of such class prior to any exchanges. The maximum initial class balance of a class of exchangeable certificates represents the maximum class balance of such class that could be issued in an exchange.

(2)   [Reserved]

(3) The final scheduled distribution date represents the distribution date in the month following the latest maturity date of any mortgage loan contributing to the related cashflow group or in the mortgage pool, as the case may be. The actual final payment on your offered certificates could occur earlier or later than the final scheduled distribution date.

(4) The offered certificates will not be issued unless they receive at least the ratings set forth in this table.

(5) The Class 1-PO Certificates are principal only certificates and will not be entitled to distributions of interest.

(6) The following table describes the methodology for determining the pass-through rate for the floating rate and inverse floating rate certificates.

                                                                 Maximum
                                                   Minimum        Pass-
               Initial Pass-     Pass-Through    Pass-Through    Through
Class          Through Rate      Rate Formula        Rate         Rate
------------   -------------    --------------   ------------    -------
Class 2-A-1            6.300%   LIBOR + 0.800%          0.800%     7.000%
Class 2-A-2            0.500%   6.000% - LIBOR          0.000%     6.000%
Class 2-A-4            0.050%   6.200% - LIBOR          0.000%     0.050%
Class 2-A-5            0.050%   6.150% - LIBOR          0.000%     0.050%
Class 2-A-6            0.050%   6.100% - LIBOR          0.000%     0.050%
Class 2-A-7            0.050%   6.050% - LIBOR          0.000%     0.050%
Class 2-A-10           6.350%   LIBOR + 0.850%          0.850%     7.000%
Class 2-A-11           6.400%   LIBOR + 0.900%          0.900%     7.000%
Class 2-A-12           6.450%   LIBOR + 0.950%          0.950%     7.000%
Class 2-A-13           6.500%   LIBOR + 1.000%          1.000%     7.000%
Class 2-A-14           0.550%   6.050% - LIBOR          0.000%     6.050%
Class 2-A-15           0.600%   6.100% - LIBOR          0.000%     6.100%
Class 2-A-16           0.650%   6.150% - LIBOR          0.000%     6.150%
Class 2-A-17           0.700%   6.200% - LIBOR          0.000%     6.200%
Class 2-A-18           0.100%   6.200% - LIBOR          0.000%     0.100%
Class 2-A-19           0.150%   6.200% - LIBOR          0.000%     0.150%
Class 2-A-20           0.200%   6.200% - LIBOR          0.000%     0.200%
Class 2-A-21           0.100%   6.100% - LIBOR          0.000%     0.100%
Class 2-A-22           0.150%   6.150% - LIBOR          0.000%     0.150%
Class 2-A-23           0.100%   6.150% - LIBOR          0.000%     0.100%

(7) Interest will accrue on these Certificates for each distribution date at a per annum rate equal to the weighted average (based on the excess, if any, of the sum of the non-PO portion of the mortgage loans contributing to each cashflow group over the sum of the class balances of the senior non-PO certificates in the related group) of (i) with respect to cashflow group 1, 6.000% and (ii) with respect to cashflow group 2, 7.000%. For the initial distribution date in September 2007, this rate is expected to be approximately 6.27666% per annum.

(8) The Certificates listed in the table below are interest only certificates and have no class balances. The initial notional amounts are set forth in the table below. The initial notional amounts shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial notional amount of such class. The maximum initial notional amount of a class of exchangeable REMIC certificates represents the initial notional amount of such class prior to any exchanges. The maximum initial notional amount of a class of exchangeable certificates represents the maximum notional amount that could be issued in an exchange.

                                    Initial Notional
                                   Amount or Maximum
                                    Initial Notional
                         Class    Amount (Approximate)
                         ------   --------------------
                         2-A-2            $163,303,000
                         2-A-4            $163,303,000
                         2-A-5            $163,303,000
                         2-A-6            $163,303,000
                         2-A-7            $163,303,000
                         2-A-14           $163,303,000
                         2-A-15           $163,303,000
                         2-A-16           $163,303,000
                         2-A-17           $163,303,000
                         2-A-18           $163,303,000
                         2-A-19           $163,303,000
                         2-A-20           $163,303,000
                         2-A-21           $163,303,000
                         2-A-22           $163,303,000
                         2-A-23           $163,303,000
                          2-IO              $2,896,620

(9) Each of these classes is exchangeable, in combination with other classes or individually as specified in the table below for certain other class or classes of certificates.

     Exchangeable REMIC Certificates                   Exchangeable Certificates
-------------------------------------------   -------------------------------------------
                    Maximum                                       Maximum
                 Initial Class                                 Initial Class
                  Balance or                                    Balance or
 Exchangeable      Notional        CUSIP       Exchangeable      Notional        CUSIP
 REMIC Class       Amount(1)       Number         Class          Amount(1)       Number
--------------   -------------   ----------   --------------   -------------   ----------

    REMIC                                      Exchangeable
Combination 1                                 Combination 1
--------------                                --------------
    2-A-1         $163,303,000   05954C AE8       2-A-8         $163,303,000   05954C AM0
    2-A-2         $163,303,000   05954C AF5
    2-A-4         $163,303,000   05954C AH1
    2-A-5         $163,303,000   05954C AJ7

     Exchangeable REMIC Certificates                   Exchangeable Certificates
-------------------------------------------   -------------------------------------------
                    Maximum                                       Maximum
                 Initial Class                                 Initial Class
                  Balance or                                    Balance or
 Exchangeable      Notional        CUSIP       Exchangeable      Notional        CUSIP
 REMIC Class       Amount(1)       Number         Class          Amount(1)       Number
--------------   -------------   ----------   --------------   -------------   ----------

    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 2                                 Combination 2
--------------                                --------------
    2-A-1         $163,303,000   05954C AE8       2-A-9         $169,490,000   05954C AN8
    2-A-2         $163,303,000   05954C AF5
    2-A-3           $6,187,000   05954C AG3
    2-A-4         $163,303,000   05954C AH1
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 3                                 Combination 3
--------------                                --------------
    2-A-1         $163,303,000   05954C AE8       2-A-10        $163,303,000   05954C AP3
    2-A-4         $163,303,000   05954C AH1

    REMIC                                      Exchangeable
Combination 4                                 Combination 4
--------------                                --------------
    2-A-1         $163,303,000   05954C AE8       2-A-11        $163,303,000   05954C AQ1
    2-A-4         $163,303,000   05954C AH1
    2-A-5         $163,303,000   05954C AJ7

    REMIC                                      Exchangeable
Combination 5                                 Combination 5
--------------                                --------------
    2-A-1         $163,303,000   05954C AE8       2-A-12        $163,303,000   05954C AR9
    2-A-4         $163,303,000   05954C AH1
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4

     Exchangeable REMIC Certificates                   Exchangeable Certificates
-------------------------------------------   -------------------------------------------
                    Maximum                                       Maximum
                 Initial Class                                 Initial Class
                  Balance or                                    Balance or
 Exchangeable      Notional        CUSIP       Exchangeable      Notional        CUSIP
 REMIC Class       Amount(1)       Number         Class          Amount(1)       Number
--------------   -------------   ----------   --------------   -------------   ----------

    REMIC                                      Exchangeable
Combination 6                                 Combination 6
--------------                                --------------
    2-A-1         $163,303,000   05954C AE8       2-A-13        $163,303,000   05954C AS7
    2-A-4         $163,303,000   05954C AH1
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 7                                 Combination 7
--------------                                --------------
    2-A-2         $163,303,000   05954C AF5       2-A-14        $163,303,000   05954C AT5
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 8                                 Combination 8
--------------                                --------------
    2-A-2         $163,303,000   05954C AF5       2-A-15        $163,303,000   05954C AU2
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 9                                 Combination 9
--------------                                --------------
    2-A-2         $163,303,000   05954C AF5       2-A-16        $163,303,000   05954C AV0
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

     Exchangeable REMIC Certificates                   Exchangeable Certificates
-------------------------------------------   -------------------------------------------
                    Maximum                                       Maximum
                 Initial Class                                 Initial Class
                  Balance or                                    Balance or
 Exchangeable      Notional        CUSIP       Exchangeable      Notional        CUSIP
 REMIC Class       Amount(1)       Number         Class          Amount(1)       Number
--------------   -------------   ----------   --------------   -------------   ----------

    REMIC                                      Exchangeable
Combination 10                                Combination 10
--------------                                --------------
    2-A-2         $163,303,000   05954C AF5       2-A-17        $163,303,000   05954C AW8
    2-A-4         $163,303,000   05954C AH1
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 11                                Combination 11
--------------                                --------------
    2-A-4         $163,303,000   05954C AH1       2-A-18        $163,303,000   05954C AX6
    2-A-5         $163,303,000   05954C AJ7

    REMIC                                      Exchangeable
Combination 12                                Combination 12
--------------                                --------------
    2-A-4         $163,303,000   05954C AH1       2-A-19        $163,303,000   05954C AY4
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4

    REMIC                                      Exchangeable
Combination 13                                Combination 13
--------------                                --------------
    2-A-4         $163,303,000   05954C AH1       2-A-20        $163,303,000   05954C AZ1
    2-A-5         $163,303,000   05954C AJ7
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 14                                Combination 14
--------------                                --------------
    2-A-6         $163,303,000   05954C AK4       2-A-21        $163,303,000   05954C BA5
    2-A-7         $163,303,000   05954C AL2

     Exchangeable REMIC Certificates                   Exchangeable Certificates
-------------------------------------------   -------------------------------------------
                    Maximum                                       Maximum
                 Initial Class                                 Initial Class
                  Balance or                                    Balance or
 Exchangeable      Notional        CUSIP       Exchangeable      Notional        CUSIP
 REMIC Class       Amount(1)       Number         Class          Amount(1)       Number
--------------   -------------   ----------   --------------   -------------   ----------

    REMIC                                      Exchangeable
Combination 15                                Combination 15
--------------                                --------------
    2-A-5         $163,303,000   05954C AJ7       2-A-22        $163,303,000   05954C BB3
    2-A-6         $163,303,000   05954C AK4
    2-A-7         $163,303,000   05954C AL2

    REMIC                                      Exchangeable
Combination 16                                Combination 16
--------------                                --------------
    2-A-5         $163,303,000   05954C AJ7       2-A-23        $163,303,000   05954C BC1
    2-A-6         $163,303,000   05954C AK4

(1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combinations may be exchanged only in the proportion that the Maximum Initial Class Balances or Maximum Initial Notional Amounts of such Certificates bear to one another as shown above.

      The Mortgage Loans have been divided into two Cashflow Groups (as described below). The principal balance of each Mortgage Loan has been allocated, based on such Mortgage Loan's Net Mortgage Interest Rate, either (i) to one Cashflow Group only or (ii) between two Cashflow Groups, based on two fixed fractions that differ among Mortgage Loans (in each case, the "Principal Fraction" ). Each Cashflow Group consists of differing percentages of the interest on, and principal of, particular Mortgage Loans, calculated so that the principal and interest due on each such Mortgage Loan is treated as if that Mortgage Loan were two mortgage loans bearing interest at two different effective Net Mortgage Interest Rates, one higher than and one lower than the original Net Mortgage Interest Rate of such Mortgage Loan. This allocation enables the Mortgage Pool to be treated as if it were made up of multiple groups of mortgage loans bearing interest at various fixed rates. This allocation will affect the rate of prepayment of the Certificates because principal payments collected on each Mortgage Loan may be allocated to more than one Cashflow Group and used to pay one or more classes of certificates related to those Cashflow Groups.

      "Cashflow Group 1" consists of all of the Mortgage Loans with Net Mortgage Interest Rates less than or equal to 6.000% and the applicable Principal Fraction of each Mortgage Loan with a Net Mortgage Interest Rate greater than 6.000% but less than 7.000%. The "Effective Net Mortgage Interest Rate" with respect to each Mortgage Loan or portion thereof in Cashflow Group 1 will be 6.000%.

      "Cashflow Group 2" consists of the applicable Principal Fraction of each Mortgage Loan with a Net Mortgage Interest Rate greater than 6.000% but less than 7.000% and all the Mortgage Loans with Net Mortgage Interest Rates equal to or greater than 7.000%. The "Effective Net Mortgage Interest Rate" with respect to each Mortgage Loan or portion thereof in Cashflow Group 2 will be 7.000%.

      Cashflow Group 1 and Cashflow Group 2 are each referred to herein as a "Cashflow Group."

      As stated above, specified portions of the Mortgage Loans may be allocable to more than one Cashflow Group. Collections and losses on the Mortgage Loans will be allocated to Cashflow Group 1 and Cashflow Group 2 on the basis of the applicable Principal Fraction of each Mortgage Loan having a Net Mortgage Interest Rate within a specified range as set forth below:

            (A) Mortgage Loans with Net Mortgage Interest Rates Less than or Equal to 6.000%:

                  Principal of each of the Mortgage Loans with Net Mortgage
            Interest Rates less than or equal to 6.000% will be allocated to Cashflow Group 1.

                  The Principal Fraction for each such Mortgage Loan and
            Cashflow Group 1 is 100%.

            (B) Mortgage Loans with Net Mortgage Interest Rates Greater than 6.000% but Less than 7.000%:

                  Principal of each of the Mortgage Loans with Net Mortgage
            Interest Rates greater than 6.000% but less than 7.000% will be allocated between Cashflow Group 1 and Cashflow Group 2 based upon the applicable Principal Fractions.

                  The Principal Fraction for the principal portion of each such
            Mortgage Loan contributing to Cashflow Group 1 is equal to (i) 7.000% minus the related Net Mortgage Interest Rate of such Mortgage Loan divided by (ii) 1.000% and the Principal Fraction for the portion of each such Mortgage Loan contributing to Cashflow Group 2 is equal to (i)

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            1 minus (ii) (a) 7.000% minus the related Net Mortgage Interest Rate of such Mortgage Loan divided by (b) 1.000%.

            (C) Mortgage Loans with Net Mortgage Interest Rates Greater than or Equal to 7.000%

                  Principal of each of the Mortgage Loans with Net Mortgage
            Interest Rates greater than or equal to 7.000% will be allocated to Cashflow Group 2.

                  The Principal Fraction for each such Mortgage Loan and
            Cashflow Group 2 is 100%.

      Collections relating to interest on the Mortgage Loans and the interest portion of Realized Losses will be allocated to each Cashflow Group on the basis of the related Interest Fraction. The "Interest Fraction" with respect to any Mortgage Loan for which the Principal Fraction is 100% will be 100%. With respect to any Mortgage Loan contributing to more than one Cashflow Group, the "Interest Fraction" will be a fraction (expressed as a percentage), the numerator of which is the Interest Calculation Amount for the portion of the Mortgage Loan contributing to such Cashflow Group and the denominator of which is the sum of (a) the Interest Calculation Amount for such portion and the (b) Interest Calculation Amount for the remaining portion of such Mortgage Loan.

      The "Interest Calculation Amount" with respect to any portion of a Mortgage Loan contributing to a Cashflow Group and any date of determination, is the product of (a) the applicable Non-PO Percentage, (b) the applicable Principal Fraction of the portion of the Mortgage Loan contributing to such Cashflow Group of the unpaid principal balance of such Mortgage Loan and (c) the Effective Net Mortgage Interest Rate of the portion of the Mortgage Loan contributing to such Cashflow Group.

      Senior Principal Distribution Amount

      The following paragraphs describe the calculation of distributions of principal on the Certificates, other than the Exchangeable Certificates. For the calculation of distributions on the Exchangeable Certificates, see "Calculation and Allocation of Amount to be Distributed on the Classes of Exchangeable Certificates" below.

      The allocation of principal distributions to a class of Exchangeable REMIC Certificates will be made assuming no exchanges have occurred.

      For the Senior Non-PO Certificates of group 1:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Cashflow Group 1 for that Distribution Date and (b) the product of (1) the Cashflow Group Distribution Amount for Cashflow Group 1 remaining after payment of funds due to the Trustee and distributions of interest on the Group 1 Certificates and (2) a fraction, the numerator of which is the Senior Principal Distribution Amount for Cashflow Group 1 and the denominator of which is the sum of the PO Principal Amount for Cashflow Group 1 and the Senior Principal Distribution Amount for Cashflow Group 1, as principal, sequentially, as follows:

      first, to the Class 1-A-R Certificate, until its Class Balance has been reduced to zero; and

      second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their Class Balances have been reduced to zero.

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      For the Senior Non-PO Certificates of group 2:

      On each Distribution Date, the Trustee will distribute an amount equal to the lesser of (a) the Senior Principal Distribution Amount for Cashflow Group 2 for that Distribution Date and (b) the Cashflow Group Distribution Amount for Cashflow Group 2 remaining after payment of funds due to the Trustee and distributions of interest on the Group 2 Certificates, as principal, concurrently, to the Class 2-A-1 and Class 2-A-3 Certificates, pro rata, until their Class Balances have been reduced to zero.

      The preceding distribution priorities for a group will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date. On each of those Distribution Dates, the amount to be distributed as principal to the Senior Non-PO Certificates of a group will be distributed, concurrently, as principal of the classes of Senior Non-PO Certificates of that group pro rata.

      Calculation and Allocation of Amount to be Distributed on the Classes of Exchangeable Certificates

      If an exchange of all or a portion of Exchangeable REMIC Certificates included in a REMIC Combination has occurred, the class of Exchangeable Certificates included in the related Exchangeable Combination will be entitled to receive its proportionate share of principal distributions allocated to such Exchangeable REMIC Certificates on each Distribution Date.

      Any amounts distributed on a Distribution Date to any Class of Exchangeable Certificates will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective Percentage Interests.

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